SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Amendment No. 5

to

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2011

Delta Mutual, Inc.
(Exact name of registrant as specified in charter)

Delaware	000-30563
(State or other jurisdiction of incorporation)	(Commission File Number)

14362 N. Frank Lloyd Wright Blvd., Suite 1103, Scottsdale, AZ	85260
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (480) 477-5809

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant's Certifying Accountant.

         (a) On May 6, 2011, Delta Mutual, Inc. (the “Company”) terminated the engagement of RBSM LLP as its independent registered public accounting firm, and the Company’s Board of Directors on May 9, 2011, approved the engagement of Madsen & Associates CPA’s, Inc. as the Company’s independent registered public accounting firm to audit the Company’s financial statements for the year ended December 31, 2010.

From February 23, 2011, the date of the engagement of RBSM LLP to May 6, 2011, the date of termination of that firm’s engagement on May 6, 2011, there were no disagreements with RBSM LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of RBSM LLP, would have caused it to make reference to the subject matter of the disagreement in connection with its reports. There were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K during the period of the Company’s engagement of RBSM LLP as its independent registered public accounting firm.

The Company provided RBSM LLP with a copy of this disclosure set forth under this Item 4.01 and requested RBSM LLP to furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements.  A copy of the letter from RBSM LLP is attached hereto as Exhibit 16.

b) On May 9, 2011, the Company engaged Madsen & Associates CPA’s, Inc. as its independent registered public accounting firm. During the two most recent fiscal years and the interim periods preceding the engagement, the Company has not consulted Madsen & Associates CPA’s, Inc. regarding any of the matters set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

Item 9.01          Financial Statements and Exhibits.

                  (a)      Exhibits:

Exhibit No.	Description

16	Letter on change in certifying accountant from RBSM LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Delta Mutual, Inc.

Date: November 16, 2011	By:	/s/ Malcolm W. Sherman
Malcolm W. Sherman
Executive Vice President